Exhibit 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Interim Condensed Consolidated Balance Sheets	2

Interim Condensed Consolidated Statements of Operations	3

Interim Condensed Consolidated Statement of Changes in Stockholders’ Equity	4

Interim Condensed Consolidated Statements of Cash Flows	5

Notes to Interim Condensed Consolidated Financial Statements	6 – 12

BST DISTRIBUTION, INC. AND SUBSIDIARY

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current Assets:
Cash	$1,537,139	$447,816
Accounts receivable, net	166,012	46,097
Inventory	3,084,905	4,589,796
Due from related parties	181,454	5,309
Prepaid expenses and other current assets	43,371	19,711
Total Current Assets	5,012,881	5,108,729

Property and equipment, net	200,276	227,759

Total Assets	$5,213,157	$5,336,488

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,107,654	$2,646,480
Accrued expenses	523,532	399,651
Long-term debt, current portion	97,640	551,923
Lease termination payable	55,220	110,550
Total Current Liabilities	2,784,046	3,708,604

Note payable - related party	-	500,000
Long-term debt, net of current portion	1,116,133	67,308
Lease termination payable, net of current portion	-	5,000
Total Liabilities	3,900,179	4,280,912

Commitments and Contingencies

Stockholders' Equity
Common stock, no par value; 200 shares authorized; 200 shares issued and outstanding as of June 30, 2015 and December 31, 2014	-	-
Retained earnings	1,312,978	1,055,576
Total Stockholders' Equity	1,312,978	1,055,576

Total Liabilities and Stockholders' Equity	$5,213,157	$5,336,488

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

2

BST DISTRIBUTION, INC. AND SUBSIDIARY

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue:
Net sales	$13,063,720	$7,913,950	$33,364,899	$15,135,620

Cost of goods sold	11,990,671	6,836,892	29,683,749	12,688,743

Gross profit	1,073,049	1,077,058	3,681,150	2,446,877

Operating expenses:
Selling	579,961	369,959	1,632,958	855,387
General and administrative	873,918	427,405	1,293,029	757,573
Depreciation and amortization	15,716	13,088	31,351	26,698
Lease termination	-	91,000	-	91,000
Total operating expenses	1,469,595	901,452	2,957,338	1,730,658

(Loss) income from operations	(396,546)	175,606	723,812	716,219

Other expense:
Interest expense	(24,397)	(52,481)	(61,410)	(89,850)
Interest expense - related party	(22,500)	(12,133)	(45,000)	(27,300)
Total other expense	(46,897)	(64,614)	(106,410)	(117,150)

Net (loss) income	$(443,443)	$110,992	$617,402	$599,069

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

3

BST DISTRIBUTION, INC. AND SUBSIDIARY

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

(Unaudited)

	Common Stock, no par value		Retained	Total Stockholders'
	Shares	Amount	Earnings	Equity
Balance at January 1, 2015	200	$-	$1,055,576	$1,055,576

Distribution to stockholders	-	-	(360,000)	(360,000)

Net income	-	-	617,402	617,402

Balance at June 30, 2015	200	$-	$1,312,978	$1,312,978

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

4

BST DISTRIBUTION, INC. AND SUBSIDIARY

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$617,402	$599,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,350	26,698
Changes in operating assets and liabilities:
Accounts receivable	(119,915)	881,452
Inventory	1,504,891	43,950
Due from affiliates	(176,145)	(46,993)
Prepaid expenses and other current assets	(23,660)	4,510
Accounts payable	(538,826)	(1,479,590)
Accrued expenses	123,881	123,693
Lease termination payable	(60,330)	50,880
Net cash provided by operating activities	1,358,648	203,669

Cash flows from investing activities:
Purchases of property and equipment	(3,867)	-
Net cash used in investing activities	(3,867)	-

Cash flows from financing activities:
Proceeds from long-term debt	1,250,000	-
Repayments of long-term debt	(619,231)	-
Repayments of related party note payable	(500,000)
Repayments of advances from related party	-	(180,000)
Loan offering costs paid	(36,227)	-
Distributions to members	(360,000)	-
Net cash used in financing activities	(265,458)	(180,000)

Net increase in cash	1,089,323	23,669
Cash - beginning of period	447,816	330,015

Cash - end of period	$1,537,139	$353,684

Supplementary cash flow information:
Cash paid during the period for:
Interest	$103,829	$117,150
Taxes	$-	$-

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

5

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

BST Distribution, Inc. (the “Company”), was formed as a New York state corporation on January 5, 2007. The Company, through its wholly-owned subsidiary, We Sell Cellular, LLC (“We Sell”) (a Delaware limited liability company), primarily engages in the wholesale acquisition and resale of smartphones and related devices from carriers and big box stores.

On October 26, 2015, uSell.com, Inc. (“uSell”) acquired the Company and, in connection with the acquisition, uSell, the Company and We Sell entered into a financing transaction with BAM Administrative Services, LLC (“BAM”), an unrelated third party institution (see Note 9).

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited interim condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion, however, that the accompanying unaudited interim condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited interim condensed financial statements should be read in conjunction with the Company’s Consolidated Financial Statements for the year ended December 31, 2014, which contains the audited financial statements and notes thereto, for the years ended December 31, 2014 and 2013. The financial information as of December 31, 2014 is derived from the audited financial statements presented in the Company’s Consolidated Financial Statements for the year ended December 31, 2014. The interim results for the three and six months ended June 30, 2015 are not necessarily indicative of the results to be expected for the year ending December 31, 2015 or for any future interim periods.

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Revenue Recognition

The Company generates revenue from the sales of its cellular telephones and related equipment. The Company recognizes revenue “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer when the products leave the Company’s warehouse. Payment terms generally require payment once an order is placed. The Company allows customers to return product within 30 days of shipment if the product is defective. Allowances for product returns are recorded as a reduction of sales at the time revenue is recognized based on historical data. The allowance for product returns amounted to approximately $170,000 and $243,000 at June 30, 2015 and December 31, 2014, respectively, which is recorded in accrued expenses in the accompanying consolidated balance sheets. Allowances are adjusted to reflect actual returns. Reserves for product returns were approximately $97,000 and $0 for the three months June 30, 2015 and 2014, respectively, and $73,000 and $0 for the six months ended June 30, 2014, respectively.

6

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. The Company did not have any cash equivalents at June 30, 2015 and December 31, 2014.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institutions. At times, the Company’s cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits. At June 30, 2015 and December 31, 2014, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Concentrations of credit risk with respect to accounts receivables is minimal due to the large number of customers comprising the Company’s customer base and generally short payment terms.

Inventory, net

Inventory, comprised of all finished goods, is stated at the lower of cost (average cost method) or market.

Allowances for obsolete inventory are provided based on historical experience of a variety of factors, including sales volume, product life and levels of inventory at the end of the period. The allowance for obsolete inventory was approximately $33,000 at June 30, 2015 and December 31, 2014. Write downs of inventory were $0 for the three and six months ended June 30, 2015 and 2014.

Substantially all of the Company’s inventory purchases are paid for before inventory is received in the Company’s warehouse. Prepaid inventory amounted to approximately $802,000 and $1,386,000 at June 30, 2015 and December 31, 2014, respectively, and is included in inventory, net in the accompanying condensed consolidated balance sheets.

Debt Issuance Costs

Debt issuance costs in curred in connection with the Company’s debt are capitalized and amortized as interest expense over the term of the related debt. The Company presents debt issuance costs as a reduction from the carrying amount of debt.

Shipping and Handling Costs

The Company follows the provisions of Accounting Standards Code (“ASC”) Topic 605-45 (formerly known as Emerging Issues Task Force Issue 00-10, “Accounting for Shipping and Handling Fees and Costs”) regarding shipping and handling costs. Shipping and handling costs included in cost of goods sold were approximately $165,000 and $163,000 for the three months ended June 30, 2015 and 2014, respectively, and $474,000 and $344,000 for the six months ended June 30, 2015 and 2014, respectively.

Advertising

The Company expenses advertising costs as incurred. For the three months ended June 30, 2015 and 2014, advertising expense amounted to approximately $800 and $1,200, respectively. For the six months ended June 30, 2015 and 2014, advertising expense amounted to approximately $1,200 and $1,900, respectively. Advertising costs are included in general and administrative expenses in the accompanying statements of operations.

Income Taxes

The Company is taxed as an S corporation for Federal and state income tax purposes, whereby the Company's income is reported by the shareholders. Accordingly, no provision other than required minimums has been made for Federal or state income taxes.

The Company's Federal and state income tax returns prior to fiscal year 2012 are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company has no unrecognized tax benefits at June 30, 2015.

7

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

If applicable, the Company recognizes interest and penalties associated with uncertain tax positions as part of the income tax provision and includes accrued interest and penalties with the related tax liability in the consolidated balance sheets.

Fair Value of Financial Instruments

Financial instruments, including cash, accounts receivable, accounts payable and accrued expenses are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments. The fair value of debt approximates its carrying amounts as a market rate of interest is attached to the repayment.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU No. 2014-09, “Revenue from Contracts with Customers” (ASU 201-09). ASU 201-09 provides guidance for revenue recognition and affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets and supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. The core principle of ASU 2014-09 is the recognition of revenue when a company transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, companies will need to use more judgment and make more estimates than under the current guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09, as amended, is effective for fiscal years beginning after December 15, 2017 and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company is currently evaluating the method and impact the adoption of ASU 2014-09 will have on its consolidated financial statements and disclosures.

In April 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest” (“ASU 2015-03”). ASU 2015-03 simplifies the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments of ASU 2015-03. In August 2015, ASU 2015-03 was amended by ASU No. 2015-15, “Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements” (ASU 2015-15). ASU 2015-15 adds language to ASU 2015-03 based on the SEC Staff Announcement that the SEC would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowings on the line-of-credit arrangement. For public business entities, ASU 2015-03, as amended by ASU 2015-15, is effective for financial statements issued for fiscal years beginning after December 31, 2015, and interim periods within those fiscal years. For all other entities, ASU 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption is permitted for financial statements that have not been previously issued. The Company has early adopted ASU 2015-03 for the year ended December 31, 2015.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory” (“ASU 2015-11”). ASU 2015-11 requires inventory measured using any method other than last-in, first out (“LIFO”) or the retail inventory method to be subsequently measured at the lower of cost or net realizable value, rather than at the lower of cost or market. Under this ASU, subsequent measurement of inventory using the LIFO and retail inventory method is unchanged. ASU 2015-11 is effective prospectively for fiscal years, and for interim periods within those years, beginning after December 15, 2016. Early application is permitted. The Company is currently evaluating the impact of ASU 2015-11 on its consolidated financial statements.

8

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

NOTE 4 – LONG-TERM DEBT

Long-term debt consists of the following:

	June 30,	December 31,
	2015	2014
Small Business Loan	$1,250,000	$-
Revolving Promissory Note	-	450,000
Loan – On Deck Capital	-	169,231
Total principal balances	1,250,000	619,231
Unamortized debt issuance costs	(36,227)	-
Total long-term debt, net of unamortized debt issuance costs	1,213,773	619,231
Less: current portion	97,640	551,923
Total long-term debt	$1,116,133	$67,308

Small Business Loan

On June 12, 2015, the Company entered into a $1,250,000 U.S. Small Business Administration loan (“Small Business Loan”) with BBCN Bank (“BBCN”). The Small Business Loan matures on June 12, 2025, requires monthly payments of principal and interest of approximately $13,000 and bears interest at prime rate plus 2.0% (initially 5.25% as of June 30, 2015). The Small Business Loan is collateralized by the assets of the Company and is fully guaranteed by the officers of the Company. At June 30, 2015, the balance of the Small Business Loan was $1,250,000. The Small Business loan was repaid in October 2015, in connection with the acquisition by uSell (see Note 9).

Revolving Promissory Note

In October 2013, We Sell entered into a revolving promissory note (“Revolving Promissory Note”) with Cellular Network Communications Group, Inc. (“Cellular Network”) providing for aggregate borrowings up to $500,000. The Revolving Promissory Note was due within 45 days of written notice from Cellular Network and bore interest at 30% per annum. Interest was payable monthly in arrears. At December 31, 2014, the balance of the Revolving Promissory Note was $450,000. The Company repaid the Revolving Promissory Note during the six months ended June 30, 2015.

Loan – On Deck Capital

In September 2014, We Sell entered into a $200,000 loan agreement with On Deck Capital, Inc. (“On Deck”). The loan required 104 payments of approximately $2,300 payable in weekly installments and bore interest at approximately 18.3%. At December 31, 2014, the balance of the loan was $169,231. The Company repaid the loan during the six months ended June 30, 2015.

Interest expense amounted to approximately $24,400 and $52,500 for the three months ended June 30, 2015 and 2014, respectively, and $61,400 and $89,900 for the six months ended June 30, 2015 and 2014, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

TLT Innovations

The Company conducted certain transactions with TLT Innovations LLC (“TLT Innovations”), a company that is 50% owned by the shareholders of the Company. TLT Innovations distributes cell phone accessories and has limited operations. As of June 30, 2015 and December 31, 2014, a net $5,300 was due from TLT Innovations. The amounts due from TLT Innovations are non-interest bearing, unsecured and due on demand and are included in due from related parties in the accompanying consolidated balance sheets.

Due from Officers

As of June 30, 2015 and December 31, 2014 and 2013, $176,145 and $0 was due from the Company’s officers, respectively. The amounts due from the officers are non-interest bearing, unsecured and due on demand and are included in due from related parties in the accompanying consolidated balance sheets.

9

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

Note Payable – Related Party

On November 3, 2014, the Company entered into a $500,000 note with one of its officers. The note was unsecured, matured on November 3, 2016 and bore interest at 18% per annum. The note was repaid in June 2015.

Accounts Payable – Related Parties

Amounts due to related parties totaling $0 and $34,000 at June 30, 2015 and December 31, 2014, respectively, are included in accounts payable in the accompanying consolidated balance sheets.

Management Fees

We Sell’s President and Chief Executive Officer each receive discretionary management fees annually in addition to their annual compensation and shareholder distributions. Total management fees for the three months ended June 30, 2015 and 2014 amounted to approximately $0 and $113,000, respectively. Total management fees for the six months ended June 30, 2015 and 2014 amounted to approximately $0 and $146,000, respectively.

NOTE 6 – COMMITMENTS

Legal Matters

On May 29, 2014, Samsung Telecommunications America, LLC (“Samsung”) filed suit in the Dallas County, Texas State District Court against the Company alleging that the Company breached a Distribution Agreement and seeking approximately $152,000 in damages and attorney’s fees. The Company has counterclaimed against Samsung alleging fraud and misrepresentation, breach of contract and estoppel and is seeking to recover out of pocket damages and lost profits, as well as attorney’s fees. The case is consolidated with a case filed by We Sell arising out of the same or similar facts against Samsung alleging fraud and misrepresentation, breach of contract and estoppel. We Sell Cellular is seeking recovery of out of pocket damages, lost profits and attorney fees. Samsung counter claimed against We Sell alleging breach of contract seeking approximately $152,000 in damages plus attorney fees. The consolidated cases are in the discovery phase of litigation. In connection with the acquisition of the Company by uSell (see Note 9), Brian and Scott Tepfer, the Company’s then sole shareholders, agreed to pay all further litigation costs and pay any adverse judgement or settlement amount in exchange for retaining any sums the Company may recover from Samsung. The Company incurred approximately $74,000 in legal fees as of June 30, 2015 related to this matter.

From time to time, the Company is involved in legal matters arising in the ordinary course of business. While the Company believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is, or could be, involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

NOTE 7 – STOCKHOLDER’S EQUITY

The Company is authorized to issue 200 shares of no par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2015, there were 200 shares of common stock issued and outstanding.

During the six months ended June 30, 2015, the Company made a distribution to its shareholders in the amount of $360,000.

NOTE 8 – CUSTOMER AND VENDOR CONCENTRATIONS

Customer Concentration

During the three months ended June 30, 2015 and 2014, no customers represented at least 10% of the Company’s revenues. For the three months ended June 30, 2015 and 2014, 5% and 22% of the Company’s revenues, respectively, were originated in Hong Kong.

During the six months ended June 30, 2015, no customers represented at least 10% of the Company’s revenues. During the six months ended June 30, 2014, one customer represented at least 10% of revenues, accounting for 14% of the Company’s revenues. For the six months ended June 30, 2015 and 2014, 13% and 22% of the Company’s revenues, respectively, were originated in Hong Kong.

10

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

At June 30, 2015, three customers represented at least 10% of accounts receivable, accounting for 15%, 12% and 11% of the Company’s accounts receivable. At December 31, 2014, three customers represented at least 10% of accounts receivable, accounting for 34%, 15% and 11% of the Company’s accounts receivable.

Vendor Concentration

During the three months ended June 30, 2015 and 2014, one vendor represented at least 10% of purchases, accounting for 75% and 76%, respectively, of the Company’s purchases. During the six months ended June 30, 2015 and 2014, one vendor represented at least 10% of purchases, accounting for 82% and 62%, respectively, of the Company’s purchases.

At June 30, 2015, one vendor represented at least 10% of accounts payable, accounting for 18% of the Company’s accounts payable. At December 31, 2014, four vendors represented at least 10% of accounts payable, accounting for 19%, 16%, 13% and 10% of the Company’s accounts payable.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 11, 2016, the date that the consolidated financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Note Payable – Related Party

On July 27, 2015, the Company entered into a $1,200,000 note with one of its officers. The note was unsecured, due on demand and bore interest at 18% per annum. The note was repaid in September 2015.

Acquisition by uSell

On October 26, 2015 (the “Closing Date”), uSell acquired the Company and, in connection with the acquisition, uSell, the Company and We Sell entered into a financing transaction with BAM.

uSell, Brian Tepfer, the Company’s Chief Executive Officer, and Scott Tepfer, the Company’s President (together, the “Tepfers’), entered into a Stock Purchase Agreement (the “SPA”) as a result of which the Company became a wholly-owned subsidiary of uSell. The SPA and the related transactions other than the financing transaction were effective as of October 1, 2015. Prior to closing of the SPA, the Tepfers owned 100% of the outstanding stock of the Company, which owns 100% of the membership interests of We Sell. In exchange for acquiring 100% of the outstanding stock of the Company, uSell issued the Tepfers 9,358,837 shares of uSell common stock (or approximately 49% of uSell on a fully-diluted basis). The acquisition will be accounted for under the acquisition method of accounting. Accordingly, the net assets acquired will be stated at fair value. The final valuation of the consideration transferred will be determined based upon a valuation analysis to be performed by the Company, which is not yet complete as of the date of these consolidated financial statements.

In connection with the closing of the SPA, uSell, the Tepfers, Nikhil Raman, uSell’s Chief Executive Officer (“Raman”), and Daniel Brauser, uSell’s Chairman (“Brauser”) also entered into a Management Agreement related to the future management of the Company and We Sell. The Management Agreement will terminate at such time as the Tepfers have collectively received at least $500,000 in gross proceeds from the sale of uSell stock.

Under the Management Agreement, the Company’s board of directors will consist of two members appointed by the Tepfers, who are initially the Tepfers, and two members appointed by uSell, who initially are Raman and Brauser. The Tepfers may replace their designees upon obtaining the approval of uSell, which will not be unreasonably withheld, and vice-versa. The Management Agreement also provides that the Company will have three officers, two of which will be appointed by the Tepfers and initially are the Tepfers, and one of which will be appointed by uSell and initially is Raman. The Company’s officers may not take certain major actions without the approval of 75% of the members of the Company’s board of directors.

11

BST DISTRIBUTION, INC. AND SUBSIDIARY

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2015

(Unaudited)

The Management Agreement provides that the initial manager of We Sell will be Raman. uSell may appoint any replacement manager upon obtaining the approval of the Tepfers, which will not be unreasonably withheld. The manager may not take certain major actions without majority approval of the Company’s board of directors, which must include the approval of each of the Tepfers or their replacements. The Management Agreement also provides that We Sell will have three officers: a chairman, who will be the Manager, a chief executive officer, who will initially be Brian Tepfer, and a president, who will initially be Scott Tepfer. We Sell’s officers may not be removed without their express consent, with certain exceptions including termination of their employment. We Sell’s officers may not take certain major actions without the approval of the Manager.

In connection with the closing of the SPA, each of Brian Tepfer and Scott Tepfer entered into employment agreements with the Company and We Sell, effective as of October 1, 2015, pursuant to which Brian Tepfer will serve as Chief Executive Officer of We Sell and Scott Tepfer will serve as President of We Sell. Each agreement has an initial term through December 31, 2018 with non competes extending 12 months following termination of employment. Each agreement will automatically renew for subsequent one-year periods unless otherwise terminated or notice is given of non-renewal. Each of Brian and Scott Tepfer will receive a base salary of $500,000 annually, subject to downward adjustment based on the failure to meet future EBITDA targets, provided that no adjustment may be made below $360,000. In addition, each of the Tepfers will be eligible for a semi-annual target bonus of $250,000, subject to upward and downward adjustment based on the attainment of EBITDA targets. In connection with their employment agreements, the Tepfers also entered into non-compete agreements with the Company and We Sell. These non-compete provisions terminate if uSell fails to meet two agreed upon conditions including the Tepfers electing to sell shares and their failure to receive together at least $6 million from the sale of their uSell common stock by a date four months after uSell files its Form 10-K in 2017.

On October 23, 2015, in connection with the closing of the SPA and related transactions, uSell, the Company, We Sell, BAM, as agent, and the Purchaser, an unrelated institutional investor, entered into a Note Purchase Agreement (the “NPA”) pursuant to which uSell issued and sold the Purchaser a 1% original issue discount Secured Term Note in the aggregate principal amount of $4,040,000 (the “Initial Note”) in exchange for gross proceeds of $4,000,000. Of this sum $1,232,618 was used to repay a lender to We Sell and $300,000 was used to repay a loan to one of the Tepfers. Within six months of the Closing Date, the uSell may, subject to certain conditions, elect to receive up to two additional draws of funds in connection with the issuance of additional 1% original issue discount Secured Term Note (the “Deferred Draw Notes,” and with the “Initial Note,” the “Notes”). The NPA provides that uSell may elect to receive a total of another $4,000,000 under the Deferred Draw Notes in compliance with the covenants under the NPA. On December 1, 2015, uSell elected to borrow an additional $2,000,000 and issued the Purchaser a Deferred Draw Note in the principal amount of $2,020,000.

In connection with the execution of the NPA and issuance of the Note, uSell, the Company, We Sell and certain of their wholly-owned subsidiaries (collectively, the “Debtors”) entered into a Security Agreement for the benefit of BAM and the Purchaser as secured parties. Pursuant to the Security Agreement, the Debtors granted the secured parties a lien on all of the Debtors’ respective assets, including, but not limited to, equipment, inventory, accounts, and intellectual property. The wholly-owned subsidiaries party to the Security Agreement also jointly and severally guaranteed payment and performance of all obligations under the Notes and related transaction documents.

As additional collateral to guarantee the Notes and related obligations, uSell, the Company and We Sell also entered into a Pledge Agreement for the benefit of BAM and the Purchaser pursuant to which they pledged the equity interests of certain of their wholly-owned subsidiaries, including the Company and We Sell. Under a Collateral Assignment Agreement, uSell also assigned BAM, as agent for the Purchaser, all of uSell’s rights under the SPA.

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